Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-110865, No. 333-110857 and No. 333-90266) of Technip of our report dated April 4, 2005 (except for the Notes 30-32 to the consolidated financial statements for which the date is June 23, 2005), with respect to the consolidated financial statements of Technip included in the Annual Report (Form 20-F) for the year ended December 31, 2004.

Neuilly-sur-Seine, France
June 30, 2005

____________________________________

BARBIER FRINAULT & AUTRES
ERNST & YOUNG
Represented by Gilles Puissochet